                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-73112) and S-8 (Nos. 333-112175, 333-49297,
333-51795, 333-43572, 333-41964, 333-69301, 333-63627, 333-61369, 333-88399,
333-80829, 333-54024, 333-71404, 333-66586, 333-99611, 333-91422, 333-110257 and
333-112175) of Networks Associates, Inc. of our report dated February 26, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
March 8, 2004